Exhibit 99.1 NASDAQ: NSIT Insight Announces Jack Azagury, Former Accenture Chief Group Executive, as President and Chief Executive Officer Former head of global consulting business tapped to accelerate Insight’s transformation as an AI-first Solutions Integrator CHANDLER, Ariz., March 23, 2026 — Insight Enterprises (NASDAQ: NSIT) today announced that its Board of Directors has elected Jack Azagury to succeed Joyce Mullen as President and Chief Executive Officer, effective April 13, 2026. Mullen, who announced her retirement in October 2025, will continue with the company to assist Jack in an advisory role. The Board conducted a thorough search to identify a leader with the vision and experience to drive the next chapter of Insight’s growth. Jack has deep expertise in strategy, operations, and technology and has advised major Fortune 500 companies on digital and AI-based transformations. “We are in a pivotal moment for our industry and for Insight,” said Tim Crown, Insight co-founder and Chairman of the Board. “AI is redefining what it means to be a technology partner, and our clients expect us to lead that charge. Jack brings exactly the kind of forward-looking perspective and operational track record we need to accelerate our transformation and scale our capabilities. Throughout his career, he has established a reputation of innovation anchored in digital transformation, and he will be instrumental in our continued evolution as the leading AI-first Solutions Integrator.” Insight has made meaningful investments in AI solutions over the past year, most recently introducing Insight AI, to help clients scale AI successfully and deliver measurable ROI. The company also recently announced its acquisition of Inspire11, a Chicago-based business transformation and technology delivery firm that helps organizations create lasting business impact from AI initiatives. On his appointment, Jack said, “I am honored to join Insight at such a transformative moment. I have tremendous respect for the work the team has already done to build a differentiated model that fills a critical gap in the market. Our clients are navigating a complex landscape of uncertainty, supply chain shifts, and the urgent pressure to adopt and achieve value from AI. They choose Insight because they want a partner who can help them move from strategy to implementation without friction or delay. I am eager to hit the ground running and create long-term value for our clients, our employees, and shareholders.” Jack most recently was appointed Senior Advisor to TowerBrook and Chair of the Board of two companies: global advisory firm BRG, and audit, tax and advisory firm EisnerAmper. Prior to that, he spent 29 years at Accenture, where he served as group chief executive for consulting, leading Accenture’s global consulting team, its 42 industries and enterprise functions, and serving on the company’s Executive and Global Management committees. Jack serves on the board of Hillel International. He holds master’s degrees from Imperial College London and INSEAD.

Exhibit 99.1 In conjunction with Jack’s appointment, Insight is announcing two departures within its senior leadership team, both effective March 31, 2026. After a distinguished 43-year career, Sam Cowley, General Counsel, has announced his retirement; he will be succeeded by Karim Adatia, who currently serves as Senior Vice President & Deputy General Counsel. Additionally, Dee Burger, President, Insight North America, has resigned from his position to pursue other opportunities. About Insight Insight Enterprises is a leading Solutions Integrator that helps clients solve technology challenges by combining the right hardware, software, and services. We’re a global Fortune 500 technology company with a network of over 6,000 partners and experts around the world who provide access to end-to-end IT capabilities. For more than 35 years, we have delivered and optimized technology solutions for our clients efficiently, effectively, and safely. We are rated as a Great Place to Work, a Forbes World’s Best Employer, and a Fortune World’s Best Workplace. Discover more at insight.com. NSIT-M MEDIA CONTACTS TRACEY WORKMAN INSIGHT ENTERPRISES TEL. (781) 366-1789 EMAIL: TRACEY.WORKMAN@INSIGHT.COM